UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2012

NCR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd.,
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On November 28, 2012, NCR Corporation, a Maryland corporation (“NCR”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among NCR, Moon S.P.V. (Subsidiary) Ltd., a private company formed under the laws of the State of Israel and an indirect wholly owned subsidiary of NCR (“Merger Sub”), and Retalix Ltd., a public company formed under the laws of the State of Israel (the “Company”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as the continuing corporation in the Merger and becoming an indirect wholly owned subsidiary of NCR (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger is structured as a statutory merger pursuant to Sections 314-327 of the Companies Law, 5759-1999 of the State of Israel. NCR is expecting to finance the transaction through a combination of cash and debt.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each ordinary share, nominal value NIS 1.00 per share, of the Company (the “Shares'), issued and outstanding immediately prior to the Effective Time (other than any Shares owned by Merger Sub or NCR or any direct or indirect wholly owned subsidiary of NCR or the Company, each of which will be cancelled and retired without any conversion or consideration) will be converted into the right to receive $30.00 in cash and without interest (subject to any applicable withholding tax) (the “Merger Consideration”). Each Company option and warrant outstanding immediately prior to the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each Share subject to such option or warrant, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option or warrant. For any unvested options, the net amount of cash will be paid to a trustee (or, in the case of certain Israeli employees' options, to the Company subsidiary employing them) at the Effective Time and then released to the option holder in accordance with the vesting schedule already in place and subject to the pre-existing conditions of the option (including employment conditions). In the case of any option (whether vested or not) issued under the capital gains route of Section 102 of the Israeli Income Tax Ordinance [New Version] 1961, the proceeds will only be released by the trustee in accordance with the requirements of Section 102.
The consummation of the Merger is subject to certain conditions, including, among others: (i) the affirmative vote of at least a majority of the voting power of the holders of the Company's Shares present and voting in person or by proxy at a meeting of the Company's shareholders, excluding abstentions (and excluding any shares held by NCR, or by any person holding at least 25% of the means of control of NCR, or anyone acting on behalf of either of them, including any of their affiliates); (ii) the absence of the existence of a material adverse effect with respect to the Company and its subsidiaries, taken as a whole; (iii) the approval by the Investment Center of the Ministry of Industry, Trade and Labor established under the Israel Law for the Encouragement of Capital Investments, 1959, as to the continuousness of the tax benefits to which the Company is eligible with respect to its Approved Enterprise Status or Benefited Enterprise Status; (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any similar waiting period under any applicable Israeli antitrust laws and the receipt of any consent required under Israeli antitrust laws; (v) the lapse of at least 50 days after the filing of the Merger proposal with the Registrar of Companies of the State of Israel and at least 30 days after the approval of the Merger by the Company's shareholders and by the shareholder of Merger Sub; (vi) the absence of any order or injunction prohibiting the consummation of the Merger; (vii) the accuracy of the representations and warranties of each party in the Merger Agreement (most of which are subject to an overall material adverse effect qualification or other materiality qualifications); (viii) compliance in all material respects, or except as would not have a material adverse effect, by NCR and the Company, respectively, with their respective covenants under the Merger Agreement; (ix) the filing of a notification in standard form by NCR with the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel; and (x) the retention of certain employees of the Company, determined according to specific categories.
The Merger Agreement contains customary covenants, including, among others, a covenant by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of activities during such period. In addition, the Company has agreed not to (i) solicit, initiate, encourage or take any other action to knowingly facilitate the submission of, or any inquiries with respect to, any third-party acquisition proposals for the Company, (ii) participate in any discussions or negotiations with, or furnish any information or data or otherwise cooperate with, any third-party regarding any acquisition proposals or potential acquisition proposals for the Company, (iii) enter into any agreement for a third-party acquisition proposal for the Company or any agreement that would require the Company to terminate, abandon or fail to consummate the Merger and (iv) approve, adopt, endorse or recommend to the Company's shareholders any third-party acquisition proposal for the Company. The Company has also agreed not to permit its subsidiaries or any of the Company's or the Company's subsidiaries' respective representatives to do so, and has agreed to restrictions on its, its subsidiaries' and respective representatives' ability to respond to any such proposals, as more fully described in the Merger Agreement. Each of these covenants is subject to exceptions as provided in the Merger Agreement.
The Merger Agreement contains certain termination rights for both the Company and NCR. In certain circumstances involving termination of the Merger Agreement, the Company will be required to pay NCR a $22,500,000 termination fee, including (i) if the Company enters into a definitive agreement with respect to a superior proposal (as defined in the Merger Agreement) pursuant to the Company Board's fiduciary obligations, (ii) if NCR terminates the Merger Agreement as a result of the condition to closing of the Merger not being satisfied due to the breach or inaccuracy of any representation and warranty made by the Company, or the Company's failure to perform any covenant or agreement, in the Merger Agreement and prior to termination of the Merger Agreement by NCR, a proposal for an alternative transaction is received by the Company or publicly announced and, within 12 months after the date of the termination of the Merger Agreement by NCR, the Company enters into or consummates an alternative transaction, or (iii) if the Company commits certain material breaches of its covenants related to non-solicitation provisions and NCR terminates the Merger Agreement as a result.
The Merger Agreement also includes detailed representations and warranties of the Company, NCR and Merger Sub.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of such agreement and are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in the Company's filings with the Securities and Exchange Commission since January 1, 2010, and; may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (a) will not survive consummation of the

Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a willful breach and (b) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.
Voting Agreement
On November 28, 2012, in connection with the Merger Agreement, Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor and Mario Segal (collectively, the “Alpha Group”), and Ronex Holdings, Limited Partnership (“Ronex” and, together with the Alpha Group, the “Voting Shareholders”), collectively holding approximately 9,275,491 Shares or approximately 38% of the Shares outstanding as of November 25, 2012, each entered into a voting and support agreement with NCR and Merger Sub (the “Voting and Support Agreement”), pursuant to which they have agreed to, among other things, vote the Shares they hold: (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement; (iii) against third-party acquisition proposals and certain other actions, transactions or proposals involving the Company or its subsidiaries; (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the charter of the Company or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (v) in favor of any adjournment or postponement of the special meeting of the Company's shareholders for the purpose of voting on the proposal to approve the Merger or other meeting recommended by the Board of Directors of the Company if there are not sufficient votes for adoption of the Merger Agreement and the approval of the Merger on the date on which such meeting is initially held or scheduled, as applicable.
In addition, each Voting Shareholder has agreed to not, directly or indirectly, (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of its Shares (or any right, title or interest thereto or therein), (ii) deposit any of its Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of its Shares, (iii) take any action that would make any representation or warranty of such Voting Shareholder set forth in the Voting and Support Agreement untrue or incorrect or have the effect of preventing, disabling or delaying such Voting Shareholder from performing any of its obligations under the Voting and Support Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses.
During the term of the Voting and Support Agreement, each of the Voting Shareholders has agreed not to (whether directly or indirectly through its advisors, agents or other intermediaries), engage in any conduct as to which the Company is prohibited by the non-solicitation provision of the Merger Agreement.
Pursuant to its terms, the Voting and Support Agreement will terminate upon the first to occur of (i) in respect of each Voting Shareholder, the mutual written agreement of NCR, Merger Sub and each Voting Shareholder as to such Voting Shareholder, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) either (a) a change in recommendation of the Merger by the board of directors of the Company, or (b) the board of directors of the Company becoming entitled to take a Specified Action (as defined in the Merger Agreement) pursuant to and in accordance with the Merger Agreement (it being clarified that from the commencement of a Matching Period (as defined in the Merger Agreement) until the lapse of all Matching Periods, the Voting and Support Agreement is not terminated but that the obligations of the Voting Shareholders thereunder are suspended), (iv) the election of a Voting Shareholder (with respect to that Voting Shareholder only) if there is any amendment, waiver or modification to or of any provision of the Merger Agreement that reduces the aggregate amount of proceeds that such Voting Shareholder would receive disproportionately as compared to the other Voting Shareholders, or (v) the Effective Time.
The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Forward-looking Statements
This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “seek,” "potential,” “expect,” “strive,” “continue,” “continuously,” “accelerate,” “anticipate”, “outlook”, “intend”, “plan”, “target” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could”. They include statements about NCR's plans for the business of the Company; anticipated financial and other results from the acquisition of the Company and its integration into NCR; expectations regarding revenue and cost synergies resulting from the acquisition; the expected timing of the completion of the acquisition; the ability to complete the acquisition considering the various closing conditions; discussions of other strategic initiatives and related actions; and beliefs, expectations, intentions and strategies, among other things. Forward-looking statements are based on management's current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control.
Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. In addition to the factors discussed in this report, these other factors, risks and uncertainties include those relating to business and legal risks associated with multinational operations, expected benefits related to acquisitions and alliances, including the acquisition of the Company, not materializing as expected, and other risks that are described in NCR's SEC reports, including but not limited to the risks described in NCR's Annual Report on Form 10-K for its fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01        Regulation FD Disclosure.
On November 28, 2012, NCR issued a press release to announce the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.
In connection with its announcement regarding the Merger Agreement, NCR will hold a conference call to discuss the acquisition. A copy of the presentation materials that will be referred to in the conference call, and which were posted to NCR's website, is attached hereto as Exhibit 99.2.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and among NCR Corporation, Moon S.P.V. (Subsidiary) Ltd. and Retalix Ltd., dated as of November 28, 2012. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1
Voting and Support Agreement, dated as of November 28, 2012, by and among NCR Corporation, Moon S.P.V. (Subsidiary) Ltd. and each of Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor and Mario Segal.

99.1	Press Release issued November 28, 2012.
99.2	Investor Presentation, dated November 28, 2012.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation
By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Corporate Secretary
Date: November 28, 2012

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and among NCR Corporation, Moon S.P.V. (Subsidiary) Ltd. and Retalix Ltd., dated as of November 28, 2012. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1
Voting and Support Agreement, dated as of November 28, 2012, by and among NCR Corporation, Moon S.P.V. (Subsidiary) Ltd. and each of Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor and Mario Segal.

99.1	Press Release issued November 28, 2012.
99.2	Investor Presentation, dated November 28, 2012.